SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 10, 2011, by and among ECOtality, Inc., a Nevada corporation (the “Company”), and ABB Technology Ventures Ltd. (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1.
DEFINITIONS

1.1          Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article 2.

“Closing Date” means the third Business Day immediately after the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof (other than those that are satisfied at the Closing itself) have been satisfied or, if permissible, waived, or such other date as the parties may agree.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Farella Braun + Martel LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Confidential Information” means trade secrets, confidential information and proprietary know how (including ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, pricing and cost information, and customer and supplier lists and related information).

“Confidentiality Agreement” means that certain Mutual Nondisclosure and Confidentiality Agreement, dated as of August 4, 2010, by and between the Company and the Investor.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Investor Rights Agreement is first declared effective by the Commission.

“Environmental Laws” means all Laws, now or hereafter in effect and as amended, relating to the Environment, health, safety, natural resources or Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq.

“Evaluation Date” has the meaning set forth in Section 3.1(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Government Assistance Agreement” means any means (a) any written grant or cooperative agreement, as set forth in 31 U.S.C. § 6301, et seq., between two or more parties that includes the Company or any of its Subsidiaries on the one hand and a Governmental Authority on the other; or (b) any agreement between the Company or any of its Subsidiaries on the one hand and a third party on the other in support of the performance of a grant or cooperative agreement between that third party and a Governmental Authority.

“Government Bid” means any quotation, bid or proposal by the Company or any of its Subsidiaries that, if accepted or awarded, would result in a Government Contract.

“Government Contract” means any written contract or agreement (other than a Government Assistance Agreement) that constitutes a binding commitment between two or more parties that: (a) includes the Company or any of its Subsidiaries on the one hand and a Governmental Authority on the other; or (b) is entered into by the Company or any of its Subsidiaries on the one hand and a third party on the other in support of a contract between that third party and a Governmental Authority; for the design, manufacture or sale of products or the provision of services by the Company, any of its Subsidiaries or such third party, or specifying the terms under which products or services will ultimately be purchased by or reimbursed by or on behalf of a Governmental Authority in whole or in part.

“Governmental Authority” means any domestic (federal, state, municipal or local) or foreign or multinational government or governmental, regulatory, political, judicial or quasi judicial or administrative subdivision, department, authority, entity, agency, commission, board, bureau, court, or instrumentality.

“Hazardous Materials” means (i) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas and (ii) any other chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law.

“Intellectual Property Rights” means all of the following in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, whether arising by operation of law, contract, license or otherwise: (i) patents, industrial designs, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); together with all improvements thereto, and all reissues, continuations, continuations in part, revisions, divisionals, extensions, and reexaminations in connection with any of the foregoing; (ii) trademarks, service marks, trade dress, trade names, corporate names, designs, logos, slogans, Internet domain names, and all other indicia of origin, together with all goodwill associated with each of the foregoing (collectively, “Marks”); (iii) all works of authorship (whether or not copyrightable), copyrights and copyrightable works, mask works, database rights and moral rights; (iv) registrations, applications and renewals for any of the foregoing; (v) software (including source code, executable code, systems, tools, firmware, data, data bases and documentation therefor); (vi) Confidential Information; (vii) all other proprietary and intellectual property rights; and (viii) all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).

“Investment Amount” means $10,000,000.

“Investor” has the meaning set forth in the Recitals hereto.

“Investor Directors” has the meaning given such term in the Investor Rights Agreement.

“Investor Party” has the meaning set forth in Section 4.6.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date of this Agreement, between the Company and the Investor, in the form of Exhibit A hereto.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, or rule of law (including common law) of any Governmental Authority, and any judicial or administrative interpretation thereof.

“Lien” means any lien, charge, mortgage, pledge, deed of trust, conditional sale or other title retention agreement, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.6.

“Material Adverse Effect” means any event, change, condition, development, circumstance, effect, factor or occurrence that (i) has a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) has a material and adverse effect on the operations, assets, prospects, business, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (iii) materially and adversely impairs the ability of the Company to perform on a timely basis its obligations under, or to consummate the transactions contemplated by, the Transaction Documents.

“Money Laundering Laws” has the meaning set forth in Section 3.1(hh).

“New York Courts” means the courts of the State of New York and the United States District Court for the Southern District of New York.

“OFAC” has the meaning set forth in Section 3.1(gg).

“Outside Date” means the sixtieth (60th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next subsequent day that is a Business Day.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries and used in the Company’s or its Subsidiaries’ business as such business is described in the SEC Reports.

“Per Share Purchase Price” shall be equal to 110% of the VWAP for the ten (10) Trading Days immediately preceding the Closing Date, provided that in no event shall the Per Share Purchase Price be less than $3.62 nor greater than $3.84.  The Per Share Purchase Price shall be rounded to the nearest $0.01 to such dollar value as to yield a whole number of Shares when the Investment Amount is divided by the Per Share Purchase Price.

“Permitted Liens” means: (i) Liens for taxes, assessments, governmental charges or claims, that are not yet due and payable (provided that such items are properly reserved for o the books of the Company); (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmens and other similar Liens arising or incurred in the ordinary course of business and imposed by Law; (iii) Liens incurred or deposits made in connection with obligations not due or delinquent with respect to workers’ compensation, unemployment insurance and other types of social security; and (iv) Liens listed on Schedule 3.1(p).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” has the meaning set forth in Section 3.1(x).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale by the Investor of the Shares and the Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the number of shares of Common Stock equal to the quotient obtained by dividing (a) the Investment Amount by (b) the Per Share Purchase Price.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means, as to the Company, any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, NYSE Amex, the NASDAQ Stock Market (including, for the avoidance of doubt, the NASDAQ Global Select Market, the NASDAQ Global Market and the NASDAQ Capital Market and any successor markets thereto) or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants, the Investor Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder and thereunder.

“Transactions” means the transactions contemplated by the Transaction Documents.

“VWAP” means, for any date, the average of the daily volume weighted average prices of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted.

“Warrant” means a Common Stock purchase warrant in the form of Exhibit B, pursuant to which the Investor shall have the right to acquire the number of shares of Common Stock equal to 40% of the number of Shares issuable to the Investor pursuant to Section 2.2(a)(i).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE 2.
PURCHASE AND SALE

2.1          Closing.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares and the Warrant.  The Closing shall take place at the offices of Company Counsel, located at Russ Building, 235 Montgomery Street, 17th floor, San Francisco, California 94104, on the Closing Date or at such other location or time as the parties may agree.

2.2          Closing Deliveries.

(a)          At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i)           a certificate evidencing the number of Shares set forth on the Investor’s signature page hereto, registered in the name of the Investor;

(ii)          the Warrant, registered in the name of the Investor and duly executed by the Company

(iii)         the Investor Rights Agreement, duly executed by the Company;

(iv)         evidence satisfactory to the Investor of the appointment of the Investor Directors to the board of directors of the Company effective immediately after the Closing;

(v)          a separate indemnification agreement in form and substance to be reasonably agreed to by the Company and the Investor, each duly executed by the Company, with each of the Investor’s nominees to the board of directors of the Company pursuant to the Investor Rights Agreement, which indemnification agreement shall become effective upon such nominee becoming a member of the board of directors of the Company;

(vi)         the legal opinion of Company Counsel, in the form attached hereto as Exhibit C, addressed to the Investor; and

(vii)        a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the board of directors of the Company approving the Transactions and the issuance of the Shares and the Warrant, certifying the then current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(b)          At the Closing, the Investor shall deliver or cause to be delivered (i) the Investor Rights Agreement, duly signed by the Investor, and (ii) the Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

2.3          Adjustments to Number of Shares and/or Per Share Price. The number of Shares issued by the Company to the Investor and/or the Per Share Purchase Price, shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), extraordinary dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Common Stock occurring on or after the date hereof and prior to the Closing.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that, as of the date hereof and as of the Closing Date:

(a)          Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as listed on Schedule 3.1(a) hereto.  Except as disclosed on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  Other than as listed on Schedule 3.1(a), neither the Company nor any of its Subsidiaries owns, directly or indirectly, capital stock or other equity interests of any other Person.

(b)          Organization and Qualification.  The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as such business is described in the SEC Reports.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each Subsidiary are duly qualified to conduct their respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  True, correct and complete copies of the Company’s Articles of Incorporation and Bylaws have previously been made available to the Investor.

(c)          Authorization; Enforcement.  The board of directors of the Company (at a meeting duly called and held) has approved this Agreement, the other Transaction Documents, the execution, delivery and performance of this Agreement and the consummation of the Transactions.  The Company has the requisite corporate power and authority to enter into and to consummate the Transactions contemplated by each of the Transaction Documents and otherwise to perform its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the Transactions have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or any Subsidiary in connection therewith.  Each Transaction Document has been, or upon the Closing will have been, validly executed and delivered by the Company and constitutes or, upon the Closing will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.  Without limiting the generality of the foregoing, no approval by the stockholders of the Company is required in connection with this Agreement, any of the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, or the consummation by the Company of the transactions contemplated hereby and thereby.

(d)          No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, breach, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any obligations under, or the loss of any benefit under any agreement, mortgage, deed of trust, permit, concession, franchise, right, license, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or result in the creation of any Liens upon any of the properties or assets of the Company or any of its Subsidiaries, (iii) conflict with or result in a violation of any Law, or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including, without limitation, federal and state securities Laws), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the Transactions, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Investor Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof, and (v) those that have been made or obtained prior to the date of this Agreement.

(f)           Issuance of the Securities.  The Securities have been duly authorized for issuance and sale to the Investor and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable, as of the Closing Date, pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares.

(g)          Capitalization.

(i)           Schedule 3.1(g) sets forth, as of the date of this Agreement: (A) the authorized capital stock of the Company; (B) the number of shares and type of all issued and outstanding capital stock of the Company; (C) the number of shares of capital stock issuable and reserved for issuance under the Company’s various option and incentive plans; and (D) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Warrant) (the “Company Awards”) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  Schedule 3.1(g) accurately sets forth, with respect to each Company Award outstanding (whether vested or unvested), as of the date of this Agreement: (i) the total number of shares of Common Stock that are subject to Company Awards and the number of shares of Common Stock with respect to which such Company Awards are immediately exercisable; (ii) if applicable to the Company Awards, the exercise price per share of Common Stock purchasable under such Company Award and the vesting schedule and expiration date for such Company Award; and (iii) the number of such Company Awards that will be exercisable on the Closing Date, either by reason of the Company Award vesting schedule, or by reason of the Transactions.  All outstanding equity interests of the Company and its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable.

(ii)          Except as specified in Schedule 3.1(g)(ii), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Transactions.

(iii)         Except as set forth on Schedule 3.1(g)(iii), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company, or securities or rights convertible into or exchangeable for such shares or equity interests (including, without limitation, any stockholder purchase rights or “poison pill” or similar arrangements), (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, or (C) redeem or otherwise acquire any such shares of capital stock or equity interests.

(iv)         The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock, Common Stock Equivalents or other securities or provide any contractual benefit or protection to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price of any outstanding security of the Company or any of its Subsidiaries.

(v)          The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(vi)         Except as disclosed in the SEC Reports, there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock or other equity interest of the Company.

(h)          SEC Reports; Financial Statements.  Except as set forth on Schedule 3.1(h), the Company has filed all reports required to be filed by it with the Commission under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (excluding disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly non-specific and are predictive and forward-looking in nature) (the foregoing materials being, collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included or incorporated by reference in the SEC Reports have been prepared from and are in accordance with the books and records of the Company and its Subsidiaries in all material respects, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, recurring, immaterial, year-end audit adjustments and the absence of footnotes therefrom.  Except as set forth on Schedule 3.1(h), neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) for which reasonable reserves have not been established in accordance with GAAP in the financial statements described above, except for liabilities that have arisen since December 31, 2009 in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(i)           Press Releases.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in Schedule 3.1(j) or the SEC Reports:

(i)           there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect;

(ii)          neither the Company nor any Subsidiary has incurred any liabilities (direct, indirect, contingent, or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, which are, individually or in the aggregate, material;

(iii)         the Company has not altered its method of accounting or the identity of its auditors;

(iv)         the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock;

(v)          there has been no waiver, not in the ordinary course of business, by the Company or any of its Subsidiaries of a material right or of a material debt owed to it;

(vi)         there has been no material transaction entered into by the Company or any of its Subsidiaries other than in the ordinary course of business; and

(vii)        there has been no sale, assignment, transfer, license, abandonment, loss, lapse or other disposition of, or failure to maintain, enforce or protect, any material Company Intellectual Property.

Except for the issuance of the Securities and the other Transactions contemplated by the Transaction Documents, no event, liability or development has occurred or exists with respect to the Company or any of its Subsidiaries or their respective businesses, properties, operations or financial condition that, in each case, is required to be disclosed by the Company under applicable securities Laws at the time this representation is made that has not been publicly disclosed.  Except as disclosed on Schedule 3.1(j), the Company does not have pending before the Commission any request for confidential treatment of information.

(k)          Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in Schedule 3.1(k) or the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, be material to the Company.  To the knowledge of the Company, neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in Schedule 3.1(k) or the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such) except as specifically disclosed in Schedule 3.1(k) or the SEC Reports.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)           Labor Relations.  Except as set forth on Schedule 3.1(l):

(i)           No material labor dispute exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company or any Subsidiary.

(ii)          There are no unfair labor practice charges or complaints, or representation petitions pending or, to the Company’s knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s or any of its Subsidiaries’ employees, and no such charges, complaints or petitions have been filed against the Company within the past three years.  Each of the Company and its Subsidiaries is, and at all times has been, in compliance in all material respects with all applicable Laws respecting employment (including Laws relating to citizenship classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.  Except as set forth on Schedule 3.1(l), within the past three years, the Company has not implemented any plant closing or layoff of employees that could result in a violation of the WARN Act.

(m)         Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Authority, or (iii) except as set forth on Schedule 3.1(m), is or has been in violation of any Law in any material respect, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except (in the case of clause (i) and (ii) only) as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance in all material respects with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it.

(n)          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations, permits, franchises, grants, licenses, easements, variances, exceptions, consents, approvals, clearances, permissions, qualifications and registrations issued by the appropriate Governmental Authorities necessary to own, lease and operate their properties and assets or conduct their respective businesses as described in the SEC Reports (the “Company Permits”), except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.  All Company Permits are valid and in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company is, and each of its Subsidiaries is, in compliance with the terms and requirements of such Company Permits, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(o)          Environment. Except as set forth on Schedule 3.1(o) or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(i)           The Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws in all material respects, including, but not limited to, possessing all permits and other governmental authorizations required for their operations under applicable Environmental Laws;

(ii)          There is no pending or, to the knowledge of the Company, threatened Action pursuant to any Environmental Law against the Company or any of its Subsidiaries. To the Company’s knowledge, neither the Company nor any of its Subsidiaries has received written notice from any person, including but not limited to any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved. Neither the Company nor any of its Subsidiaries is a party or subject to any material order of a Governmental Authority pursuant to Environmental Law;

(iii)         With respect to real property that is currently owned, leased or operated by the Company or any of its Subsidiaries, or was formerly owned, leased or operated by the Company or any of its Subsidiaries, (i) there have been no releases, spills or discharges of Hazardous Materials on or, to the knowledge of the Company, underneath, or migrating to or from any of such real property, and (ii) there is no storage or disposal of Hazardous Materials at any such real property, that in either case would reasonably be expected to result in an obligation to remediate such environmental condition pursuant to applicable Environmental Law in effect as of the Closing Date or result in liability pursuant to applicable Environmental Law in effect as of the Closing Date with respect to remediation conducted by other Persons;

(iv)         The Company and its Subsidiaries have not, either expressly or by operation of law, assumed, undertaken, or provided an indemnity with respect to any material liability (contingent or otherwise) or material investigatory, remedial or corrective obligation of any other Person relating to Environmental Laws.

(p)          Title to Assets.  Except as set forth on Schedule 3.1(p), the Company and the Subsidiaries have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property that is material to their respective businesses, in each case free and clear of all Liens, except for Permitted Liens.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.  The SEC Reports set forth the address and description of each Owned Real Property.  Except as set forth on Schedule 3.1(p), with respect to each Owned Real Property: (i) the Company or one of its Subsidiaries (as the case may be) has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all Liens except Permitted Liens, (ii) except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.  Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

(q)          Intellectual Property.

(i)           Schedule 3.1(q)(i) sets forth a correct and complete list of all of the following that are owned, used or held for use by the Company or any of its Subsidiaries in the operation of their respective businesses as currently conducted (identifying for each, as applicable, the owner, jurisdiction and the issuance, registration and application numbers and filing, registration and issuance dates): (i) all patented or registered Intellectual Property, including all Internet domain name registrations; (ii) all pending patent applications or other applications for registration of any Intellectual Property; (iii) all trade or corporate names and all material unregistered trademarks and service marks; and (iv) all proprietary software owned or developed by the Company or any of its Subsidiaries.  The Company Intellectual Property is currently in compliance with all legal requirements (including timely filings, proofs, prosecution, disclosures and payments of fees) and is valid, subsisting and enforceable and no loss of any of the material Company Intellectual Property owned by the Company or any Subsidiary is reasonably foreseeable (except for patents upon the expiration of their statutory term).

(ii)          Except as set forth on Schedule 3.1(q)(ii), no Company Intellectual Property is now involved in, or has been involved in within the past six (6) years, any cancellation, Action, opposition proceeding, or other dispute, litigation or proceeding, and, to the Company’s knowledge, no such action is threatened.

(iii)         No patent contained in the Company Intellectual Property is now involved in any interference, reissue, re examination or opposition proceeding and no such patent has been misused.

(iv)         The Company and its Subsidiaries solely own and possess all right, title and interest in and to, or have the valid right to use pursuant to an enforceable written license set forth on Schedule 3.1(q)(iv), all of the Intellectual Property necessary for, or used or held for use in, the operation of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted and/or as described in the SEC Reports (the “Company Intellectual Property”), including with respect to the ownership, maintenance and operation of the Company’s and its Subsidiaries’ material properties and assets, free and clear of all Liens, adverse claims, covenants not to sue, and, except as set forth on Schedule 3.1(q)(iv), licenses granted to any other Person and/or obligations to license any such Intellectual Property.  The Company and/or its Subsidiaries have a valid and enforceable written license to use all third party Intellectual Property necessary for, or used or held for use in, the operation of the respective businesses of the Company and its Subsidiaries.

(v)          The Company and its Subsidiaries have not infringed, misappropriated or otherwise impaired or conflicted with, and the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe, misappropriate or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property or other rights of any third party.  To the knowledge of the Company, the Company Intellectual Property is not being Infringed by any third party.  There is no litigation, claim or order that was either made within the past six (6) years or is presently pending or outstanding or, to the knowledge of the Company, threatened or imminent, that alleges that the conduct of the respective businesses of the Company or of any of its Subsidiaries Infringes any Intellectual Property, or that seeks to limit or challenge or that concerns the ownership, use, patentability, registrability, validity or enforceability of any Company Intellectual Property and the Company’s and its Subsidiaries’ use of any Intellectual Property. No Company Intellectual Property is subject to any outstanding settlement, consent or order restricting the use thereof (including any judgment, notice, ruling, injunction, assessment, award, decree or writ of any Governmental Authority).

(vi)         The Company and its Subsidiaries have taken all actions necessary, and all actions common in the industry, to maintain, protect, and enforce all material Company Intellectual Property, including the secrecy, confidentiality and value of trade secrets and other confidential information.  All employees, consultants and independent contractors of the Company or any Subsidiary who have had access to Confidential Information and/or who have been involved in, or have contributed to, the creation or development of any Company Intellectual Property have executed a written agreement to maintain the confidentiality of such Confidential Information and to assign to the Company or such Subsidiary all Intellectual Property created or developed by such Person in the course of such Person’s employment or other engagement with the Company and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under written confidentiality obligations, there has been no disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

(vii)        Except as set forth on Schedule 3.1(q)(vii), either the Company nor any of its Subsidiaries has created or developed any Intellectual Property with the use of any third party funding, personnel or facilities or through the use of any other third party resources (including any resources of any university or Governmental Authority).  No university or Governmental Authority has any right, title or interest (including any option or license) in or to any Company Intellectual Property.  Other than as set out in Schedule 3.1(q)(vii), neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to, any contracts, commitments, understandings or arrangements with any university or Governmental Authority.

(r)           Taxes.

(i)           Except as set forth on Schedule 3.1(r) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all Tax Returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith; (ii) all Taxes due pursuant to such Tax Returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves in accordance with GAAP have been provided; and (iii) all such Tax Returns are true, correct and complete in all respects.

(ii)          Except as set forth on Schedule 3.1(r) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there are no disputes pending, or claims asserted, for Taxes or assessments upon the Company or any of its Subsidiaries for which the Company does not have reserves that are adequate under GAAP; (ii) neither the Company nor any of its Subsidiaries is (A) a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries) or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law); and (iii) neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(s)          Employee Benefits.

(i)           All “employee benefit plans”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as to which the Company or any entity which, with the Company, would be deemed to be a single employer under Section 414(b), (c), (m) or (o) of the Code (collectively, the “Company Group”), may have any liability and that are subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code shall be referred to herein as “Company Plans”.  No liability has been incurred under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, no facts exist or events have occurred that would reasonably be expected to result in any such liability that would reasonably be expected to have a Material Adverse Effect. There has been no adverse change in the funded status of the Company Plans and each other pension and other post-employment benefit plans (as such terms are used in Statement of Financial Accounting Standards No. 158) with respect to which the Company may have any liability, considered individually and in the aggregate, since December 31, 2009, that would reasonably be expected to have a Material Adverse Effect.

(ii)          Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated hereby will not result in an increase in the amount of, or acceleration in the timing of payment of vesting of, any compensation payable or awarded by the Company or any of its Subsidiaries to any of its or their employees under any employment agreements, plans or programs of the Company or any of its Subsidiaries. Except as disclosed in the SEC Reports, no employee compensation or other employment-related liabilities have been incurred that would reasonably be expected to result in a Material Adverse Effect and no facts exists or events have occurred that would reasonably be expected to result in any such liability that would reasonably be expected to have a Material Adverse Effect.

(t)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which the Company and the Subsidiaries are engaged and for the properties owned or leased by each of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers when such coverage expires.

(u)          Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(u) or in the SEC Reports, none of the officers or directors, employees or significant stockholders of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, employee or such stockholder or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(v)          Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s chief executive officer and chief financial officer by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the knowledge of the Company, in other factors that would reasonably be expected to significantly affect the Company’s internal controls.

(w)         Solvency.  Upon consummation of the Transactions, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  Except as set forth on Schedule 3.1(w), the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(x)           Certain Fees.  Except for fees payable to Roth Capital Partners, LLC or any of the Persons listed in Schedule 3.1(x) (collectively, the “Placement Agent”) in connection with the Transactions, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Transactions.  The Investor shall have no obligation with respect to any fees or with respect to any claims made by the Placement Agent or by or on behalf of any other Person other than the Placement Agent for fees incurred by the Company or its Subsidiaries, that may be due in connection with the Transactions unless the Investor shall have entered into a written agreement with such Person regarding such fees.

(y)          Certain Registration Matters.  Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares and Warrant and the offer of the Warrant Shares by the Company to the Investor under the Transaction Documents.  The Company is eligible to register the Shares, the Warrant and the Warrant Shares for resale by the Investor under Form S-3 promulgated under the Securities Act, subject to the restrictions imposed by the Commission with respect to the number of shares which may be registered for resale on such form.  Except as set forth in Schedule 3.1(y), the Company has not granted or agreed to grant to any Person, other than the Investor pursuant to the Investor Rights Agreement, any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority that have not been satisfied through an effective registration statement or by waiver of such rights to the extent specified in Schedule 3.1(y).

(z)           Government Bids and Contracts.

(i)           Schedule 3.1(z)(i) sets forth a current, complete and accurate list of all Government Contracts that are currently active or have been active within the past three (3) years.  Unless listed on Schedule 3.1(z)(i) as being “closed,” each Government Contract listed on Schedule 3.1(z)(i) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms.  Schedule 3.1(z)(i) sets forth a current, accurate and complete list of each of the outstanding Government Bids submitted within the past three (3) years for which no notice of award decision has been received as of the date hereof by the Company or any of its Subsidiaries.

(ii)          Schedule (z)(ii) sets forth a current, complete and accurate list of all Government Assistance Agreements that are currently active or have been active within the past three (3) years.

(iii)         Except as set forth on Schedule 3.1(z)(iii), with respect to each Government Contract, Government Bid and Government Assistance Agreement: (A) the Company has complied in all material respects with all applicable requirements, terms and conditions; all invoices and claims for payment, reimbursement or adjustment and all representations and certifications were current, accurate and complete in all material respects as of their respective submission dates; (B) no written notice has been received by the Company alleging that the Company, or any director, officer or employee thereof, is or was in material, uncured breach or violation of any applicable Law, contractual, regulatory or administrative requirement; no written notice of termination, cure notice, or show-cause notice or written assertion that any invoice or claim for payment, reimbursement or adjustment was false or improper has been received by the Company; (C) all pricing discounts and rebates have been reported to and credited to Governmental Authorities in compliance with all applicable requirements in all material respects; (D) there are no outstanding material claims or disputes between the Company and any Governmental Authority; (E) neither the Company nor any Subsidiary has made any assignment of revenues or anticipated revenues; and (F) the Company has maintained systems of internal controls that are, and have been, in compliance with all requirements in all material respects including, without limitation, government cost accounting requirements.

(iv)         Except as set forth on Schedule 3.1(z)(iv), the Company and its Subsidiaries (and, to the knowledge of the Company, their respective directors, officers, employees, agents or consultants), have not, during the past three (3) years: (A) with respect to any Government Contract, Government Bid or Government Assistance Agreement, had access to confidential or non-public information to which they were not lawfully entitled; (B) violated any applicable Law associated with the employment of (or discussions concerning possible employment with) current or former officials or employees of a Governmental Authority; (C) with respect to any Government Contract, Government Bid or Government Assistance Agreement, been under investigation, indictment or audit by any Governmental Authority; (D) with respect to any Government Contract Government Bid or Government Assistance Agreement, been requested to provide information by subpoena or under threat of legal or administrative penalty; (E) with respect to any Government Contract, Government Bid or Government Assistance Agreement, conducted or initiated any investigation or made any disclosure to a Governmental Authority with respect to any alleged irregularity, misstatement, non-compliance or false claim; been debarred, suspended, deemed non-responsible or otherwise excluded from participation in the award of a Government Contract or of a Government Assistance Agreement, nor, to the knowledge of the Company, are they the subject of any pending debarment, suspension or exclusion proceeding; (F) provided, offered, solicited or accepted any payment, kickback, bribe, contribution, gift, gratuity, entertainment, benefit or anything of value in violation of applicable Law; or (G) made any payments or expenditures relating to political activity in violation of applicable Law.

(v)          The Company and its predecessors have (A) taken all reasonable steps to protect rights in and to all technical data, computer software and other intellectual property developed in connection with the Government Contracts and Government Assistance Agreements, and (B) complied in all material respects with all applicable Laws, regulations and contractual and administrative requirements relating to the placement of legends or restrictive markings on all technical data, computer software and other intellectual property developed in connection with a Government Contract and delivered or otherwise provided to a Governmental Authority.

(aa)        Investment Company.  The Company is not, and is not an Affiliate of, and neither immediately following the Closing, nor upon the receipt of the exercise price for the Warrant (based upon the exercise price at Closing), will have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb)        Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, “fair price,” “moratorium,” “interested stockholder,” business combination, poison pill (including any distribution under a rights agreement) anti-takeover or other similar provision under the Company’s Articles of Incorporation or the laws of its state of incorporation that is or would become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(cc)         Consultation with Auditors.  The Company has consulted its independent auditors concerning the accounting treatment of the Transactions, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(dd)         Accountants.  There are no disagreements of any kind presently existing between the Company and the accountants formerly or presently employed or engaged by the Company, that would, individually or in the aggregate, have or reasonably be expected to result in, a Material Adverse Effect.

(ee)         Foreign Corrupt Practices Act.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ff)          PFIC.  Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(gg)        OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(hh)        Money Laundering Laws. The business of each of the Company and each Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no Action, suit or Proceeding by or before any court or Governmental Authority or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)           Acknowledgement Regarding the Investor’s Purchase of Securities.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the Transactions. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Transactions and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the Transactions is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

(jj)           Disclosure.  To the knowledge of the Company, neither it nor any Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as (A) the Investor, its agents and counsel, as applicable, has executed a written agreement regarding the confidentiality and use of such information and (B) the existence and terms of the proposed Transactions may constitute such information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Investor regarding the Company, the Subsidiaries or their respective businesses and the Transactions, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and any business plan or investor presentation provided by the Company or any Person acting on the Company’s behalf) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

The Investor acknowledges and agrees that the Company makes no representations or warranties with respect to the Transactions other than those specifically set forth in this Section 3.1.

3.2          Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

(a)          Organization; Authority.  The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the Transactions and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Investor.  Each of this Agreement and the Investor Rights Agreement has been duly executed by the  Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)          Investment Intent.  The Investor is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time.  The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)          Investor Status.  At the time the Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.  The Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Investor acknowledges that an investment in the Securities involves a high degree of risk.

(d)          General Solicitation.  The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)          Access to Information.  The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)           Certain Trading Activities.  The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that the Investor was first contacted by the Company or a Placement Agent regarding an investment in the Company.  The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)          Independent Investment Decision.  The Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents.  The Investor has not relied on the business or legal advice of the Company or Roth Capital Partners, LLC or any other Placement Agent or any of their respective agents, counsel or Affiliates in making its investment decision hereunder.

The Company acknowledges and agrees that the Investor makes no representations or warranties with respect to the Transactions other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1         (a)           Securities may only be disposed of in compliance with state and federal securities Laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)          Certificates evidencing Securities (as defined in Section 4.1(c)) will contain the following legend, until such time as they are not required under Section 4.1(c):

[NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED] / [THIS SECURITY HAS NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  [THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] / [THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)          Certificates evidencing Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Shares and Warrant Shares is then effective, or (ii) following a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Shares or Warrant Shares are eligible for sale by the selling Investor without volume restrictions under Rule 144.  The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing Shares and Warrant Shares under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by the Investor to the Company or the Transfer Agent of a certificate representing such Shares or Warrant Shares containing a restrictive legend, deliver or cause to be delivered to the Investor Shares or Warrant Shares which are free of all restrictive and other legends.  If the Company is then eligible, certificates for Shares and Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer to the  Investor by crediting the prime brokerage account of the Investor with the Depository Trust Company System as directed by the Investor.  If the Investor shall make a sale or transfer of Shares or Warrant Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Shares or Warrant Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Shares or Warrant Share delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to the Investor a certificate representing such Shares or Warrant Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares or Warrant Shares are received free from restrictive legends, the Investor, or any third party on behalf of the Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares or Warrant Shares (a “Buy-In”), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by the Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by the Investor as a result of the sale to which such Buy-In relates.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2          Furnishing of Information.  Until the end of the Effectiveness Period (as defined in the Investor Rights Agreement), the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Investor owns Securities, if the Company is not required to file reports with the Commission pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3          Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investor.

4.4          Subsequent Registrations.  Other than a Registration Statement pursuant to the Investor Rights Agreement, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Investor Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investor without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-4 or Form S-8) with the Commission with respect to any securities of the Company, except as specifically set forth on Schedule 6(b) to the Investor Rights Agreement.

4.5          Securities Laws Disclosure; Publicity.  By 9:00 a.m. (New York City time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York City time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the Transactions and the Closing.  On the Trading Day following the execution of this Agreement, the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed, if any.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission (other than a Registration Statement and any exhibits to filings made in respect of the Transactions in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor, except to the extent such disclosure is required by Law or Trading Market regulations.

4.6          Indemnification of Investor.  In addition to the indemnity provided in the Investor Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, stockholders, partners, employees and agents, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, stockholders, partners, employees and agents of each such controlling person (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document, or (b) any action instituted against an Investor Party, by any third party with respect to any of the Transactions (unless such action is based upon a breach of the Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Investor may have with any such stockholder or any violations by the Investor of state or federal securities Laws or any conduct by the Investor which constitutes fraud or willful misconduct).  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.6 shall be the same as those set forth in Section 5(a) of the Investor Rights Agreement.

4.7          Indemnification of the Company.  In addition to the indemnity provided in the Investor Rights Agreement, the Investor will indemnify and hold the Company and its directors, officers, stockholders, partners, employees and agents (each, a “Company Party”) each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, stockholders, partners, employees and agents of each such controlling person harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Investor in any Transaction Document and any violation of federal or state securities Laws in connection with the Transaction, or any conduct in connection with the Transaction that constitutes fraud or willful misconduct.  In addition to the indemnity contained herein, the Investor will reimburse each Company Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5(b) of the Investor Rights Agreement.

4.8          Non-Public Information.  Except with regard to the Transactions, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor, shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.  Notwithstanding the foregoing, the Investor Directors will not be restricted from receiving material non-public information in connection with their duties as directors of the Company;

4.9          Access to Information.  From the date of this Agreement and through the Closing upon reasonable notice, the Company shall, subject to applicable Law, afford the Investor and its officers, employees, agents, accountants, counsel and representatives reasonable access, during normal business hours, to the offices, personnel, books and records of the Company.  All confidential information furnished to a party or its advisor by a party or its advisor in connection with the Transactions shall be subject to, and the recipient of such information shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement.

4.10        Listing of Shares and Warrant Shares.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and Warrants Shares, and will take such other action as is necessary or desirable to cause the Shares and Warrants Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11        Use of Proceeds.  The Company will use the net proceeds from the sale of the Securities for working capital purposes and not for the satisfaction of any portion of the Company’s debt or for the redemption of any Common Stock or Common Stock Equivalents.

4.12        Directors’ and Officers’ Insurance.  The Company shall maintain directors’ and offices’ liability insurance policy covering each Investor Director effective from the Closing Date (or such later date as such Investor Director is appointed pursuant to the Investor Rights Agreement) and shall purchase and maintain for a period of not less than six years from the date of any Investor Director’s death, resignation, retirement, disqualification or termination of term of office as provided in the Investor Rights Agreement, a directors’ and officers’ liability insurance tail policy for such Investor Director.

4.13        Cost Accounting Requirements.  The Company shall use reasonable best efforts to cooperate with the Defense Contract Audit Agency and any other Governmental Authority with respect to correcting (a) any identified deficiencies in the Company’s estimating, accumulating, recording, segregating, reporting and invoicing of costs under any Government Contract or Government Assistance Agreement, or (b) any deficiencies in the Company’s internal control systems related thereto.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1          Conditions Precedent to the Obligations of the Investor to Purchase Securities.  The obligation of the Investor to purchase Securities at the Closing is subject to the fulfillment, to the Investor’s satisfaction, at or before the Closing, of each of the following conditions (any of which may be waived by the Investor):

(a)          Representations and Warranties.  The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct as of the date hereof and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties of the Company contained herein not qualified as to materiality shall be true and correct in all material respects as of the date hereof and as of the Closing as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except that the representations and warranties in Sections 3.1(c), (f) and (g) shall be true and correct in all respects as of the date hereof and the Closing Date;

(b)          Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)          No Injunction.  No statute, rule, regulation, executive order, judgment, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that enjoins or prohibits the consummation of any of the Transactions, and no Action or Proceeding shall have been instituted that seeks to enjoin or prohibit the consummation of any of the Transactions;

(d)          Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in a Material Adverse Effect;

(e)          No Suspensions of Trading in Common Stock.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement;

(f)           Investor Directors.  The Investor shall have received evidence satisfactory to it that the Investor Directors have been duly appointed, effective immediately following the consummation of this Transaction as directors of the Company by the Company’s Board of Directors;

(g)          Investor Rights Agreement.  The Company shall have delivered the Investor Rights Agreement, duly executed by the Company;

(h)          No Material Adverse Change.  Except as reflected or reserved against in the consolidated balance sheets (or the notes thereto) of the Company and its Subsidiaries included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed with the Commission on November 15, 2010, there shall not have occurred a Material Adverse Effect since December 31, 2009;

(i)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

5.2          Conditions Precedent to the Obligations of the Company to sell Securities.  The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)          Representations and Warranties.  The representations and warranties of the Investor contained herein, other than the representations and warranties contained in Sections 3.2(b), (c), (d) and (f) (the “Investment Representations”) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.  The Investment Representations shall be true and correct in all respects as of the date hereof and the Closing Date;

(b)          Performance.  The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing;

(c)          No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the Transactions; and

(d)          Investor Deliverables.  The Investor shall have delivered the Investor Rights Agreement, duly executed by the Investor.

ARTICLE 6.
MISCELLANEOUS

6.1          Fees and Expenses.  The Company shall reimburse the Investor for legal fees and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents up to a maximum aggregate amount of $50,000.  Except as set forth in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

6.2          Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section (b) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (c) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	ECOtality, Inc.
Four Embarcadero Center, Suite 3720
San Francisco, CA 94111
Facsimile: (415) 992-3001
Attn: Chief Executive Officer

With a copy to:	Farella Braun + Martel LLP
Russ Building
235 Montgomery Street, 17th floor
San Francisco, CA 94104
Facsimile: (415) 954-4480
Attn.: Samuel Dibble / Bruce Maximov

If to the Investor:	ABB Technology Ventures, Ltd.
Affolternstrasse 44
P.O. Box
CH-8050
Zurich/Switzerland
Attn: Girish Nadkarni

With a copy to:	ABB Ltd.
EC-LC
Affolternstrasse 44
8050 Zurich
SWITZERLAND
Attn: Diane Desaintvictor, Executive Vice
President,General Counsel & Secretary

And:	Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Facsimile: (212) 446-4900
Attn: Thomas Christopher /
Christopher Kitchen

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4          Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5          Termination.  This Agreement may be terminated prior to Closing:

(a)          upon the mutual written consent of the Company and the Investor;

(b)          by the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c)          by the Investor if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(d)          by the Company or the Investor upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date;

provided, however, that, except in the case of clause (a) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

Upon a termination in accordance with this Section 6.5, the Company and the Investor shall not have any further obligation or liability (including as arising from such termination) to the other under the Transaction Documents as a result therefrom.  Any proper termination of this Agreement pursuant to this Section 6.5 shall be effective immediately upon the delivery of written notice of the terminating party to the other party hereto.

6.6          Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.  The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers at least 75% of the Securities, in the aggregate (but without duplication), purchased on the Closing Date, provided that (1) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investors" and (2) such transfer shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

6.8          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 (as to each Investor Party).

6.9          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to the principles of conflicts of law thereof or of any other jurisdiction.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND REPRESENTS AND WARRANTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10        Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and Warrant until the expiration of the applicable statute of limitations.

6.11        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13        Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14        Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16        Payment Set Aside.  To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17        Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of the Investor or any investor, stockholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of the Investor.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ECOTALITY, INC.

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ABB TECHNOLOGY VENTURES, LTD

By:
Name:
Title:

By:
Name:
Title: